EXHIBIT 99.1
Earnings Release - Fiscal Year 2025
SACHEM CAPITAL REPORTS
FULL YEAR 2025 RESULTS
- Company to Host Webcast and Conference Call -

BRANFORD, Conn., March 12, 2026 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) (the “Company”), a real estate lender specializing in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property, today announced its financial results for the year ended December 31, 2025.

John Villano, CPA, Sachem’s Chief Executive Officer, commented, “We closed 2025 with strong momentum and a continued focus on disciplined capital allocation and balance sheet strength. We’re taking decisive steps to address legacy exposures while positioning the company for meaningful value creation. As we move forward, we remain focused on originating high-quality, secured real estate loans under conservative underwriting standards, while driving profitable growth and operational excellence. With a strong balance sheet and experienced team, we believe we are well positioned to deliver attractive risk-adjusted returns and long-term shareholder value.”

2025 Year in Review

During 2025, the Company focused on stabilizing its credit profile and strengthening its capital structure following the portfolio repositioning actions taken in 2024 and 2025. Key developments during 2025 included:
•A significant reduction in credit-related charges compared to 2024, as provisioning reflected loan-specific adjustments rather than broad-based reserve recalibration.
•No comparable large-scale loan sale losses, resulting in improved earnings comparability relative to the prior year.
•Issuance of $100.0 million ($90.0 million drawn as of December 31, 2025) of Senior Secured Notes due 2030 bearing interest at 9.875%, which extended the Company’s weighted average debt maturity profile and diversified funding sources.
•Reduction of certain short-term borrowings and repayment of maturing unsecured notes, decreasing near-term refinancing concentration.
•Successfully completed the sale of its office property located in Westport, Connecticut generating net cash proceeds of approximately $19.9 million and realized a book gain of approximately $4.0 million. The Westport asset was sourced, managed, and executed through Urbane Capital, the Company’s in-house development and asset management platform.

EXHIBIT 99.1
Earnings Release - Fiscal Year 2025
•Continued disciplined underwriting in a higher interest rate environment, resulting in moderated net loan originations and a focus on sponsor quality and collateral protection.

Results of operations for the year ended December 31, 2025

Net interest income was $11.7 million compared to $20.5 million in 2024. The decrease was primarily driven by lower interest income, as loan originations have moderated since peaking in June 2024, resulting in a lower average loan balance. Utilizing the average performing loans held for investment balance for the year ended December 31, 2025 of $269.3 million, the effective interest rate on loans held for investment for the year ended December 31, 2025 was 12.0%. Comparatively, utilizing the average performing loans held for investment balance for the year ended December 31, 2024 of $366.6 million, the effective interest rate on loans held for investment for the year ended December 31, 2024 was 11.8%.

The Company’s net interest margin for the year ended December 31, 2025 was 3.1% as compared to 4.4% for the year ended December 31, 2024. Net interest margin represents net interest income, calculated as interest income less interest expense, expressed as a percentage of average loans outstanding for the applicable period. The 130 basis point decline in net interest margin reflects both structural and cyclical factors. Structurally, refinancing activity during the year increased the weighted average cost of capital. Cyclically, lower average earning assets and a higher concentration of nonaccrual loans reduced interest-earning balances.

Total other income remained relatively consistent year over year at $9.9 million for the year ended December 31, 2025 as compared to $9.4 million for year ended December 31, 2024, with underlying components shifting in composition rather than magnitude.

Total operating expenses for 2025 were $13.1 million compared to $15.7 million in 2024. Total operating expenses declined year over year due to lower credit-related charges and improved expense discipline relative to portfolio size.
•Compensation and employee benefits were $7.6 million, an increase of $0.8 million compared to $6.8 million in 2024, reflecting strategic additions to personnel and performance-based compensation adjustments as management continues to align staffing levels with portfolio scale and operational complexity.
•General and administrative expenses were $6.5 million, a decrease of $0.3 million from $6.8 million in 2024, primarily due to reduced professional fees and a continued focus on cost management following the prior year’s market slowdown.
•Impairment loss on real estate owned totaled $1.1 million, compared to $0.5 million in 2024, representing an increase of $0.6 million related to specific property-level valuation adjustments based on updated market data and revised liquidation timelines.

EXHIBIT 99.1
Earnings Release - Fiscal Year 2025
•Gain on sale of investments in developmental real estate, real estate owned and property and equipment, net was $4.1 million, compared to $0.4 million in 2024, reflecting gains realized on the disposition of select real estate assets and developmental projects driven by improved value creation execution relative to carrying value and successful asset repositioning, whereas the prior year included more limited disposition activity.

Net income attributable to common shareholders for 2025 was $1.8 million, or $0.04 per common share, compared to net loss attributable to common shareholders of $43.9 million, or $0.93 per common share for 2024.

Balance Sheet

As of December 31, 2025, total assets were $460.0 million compared to $492.0 million as of December 31, 2024 and total liabilities were $285.1 million compared to $310.3 million as of December 31, 2024.

Total indebtedness at December 31, 2025 was $277.8 million. This includes: $171.3 million of unsecured notes payable (net of $1.9 million of deferred financing costs), $86.6 million of senior secured notes payable (net of $3.4 million of deferred financing costs), $19.0 million outstanding on a $50.0 million revolving credit facility and $0.9 million of outstanding principal on a loan secured by a mortgage on the Company’s office building.

Total shareholders’ equity as of December 31, 2025 was $174.9 million compared to $181.7 million as of December 31, 2024.

Book value per common share

Book value per common share as of December 31, 2025, was $2.46, compared to book value per common share as of December 31, 2024 of $2.64. This change is primarily due to aggregate cash dividends declared and paid for the year ended December 31, 2025 on issued and outstanding common shares and shares of Series A Preferred Stock totaling $14.0 million, partially offset by net income for the year ended December 31, 2025 of $6.3 million. The change is also impacted by an increase in the liquidation preference amount for the Series A Preferred stock as we issued 6,010 shares during the year ended December 31, 2025, as well as an increase in common shares outstanding of approximately 720,000 shares.

EXHIBIT 99.1
Earnings Release - Fiscal Year 2025
Dividends

The Company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income tax purposes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders, and the Company intends to comply with this requirement for the current year.

Over the course of 2025, the Company paid an aggregate of $4.5 million in dividends to holders of its Series A Cumulative Redeemable Preferred Stock and $9.5 million to the holders of its common shares.

Investor Conference Webcast and Call

The Company is hosting a webcast and conference call Friday, March 13, 2026 at 8:00 a.m. Eastern Time, to discuss its financial results for the year ended December 31, 2025 in greater detail. A webcast of the call may be accessed on the Company’s website at https://sachemcapitalcorp.com/investor-relations/events-and-presentations/default.aspx. Interested parties can access the conference call via telephone by dialing toll free 1-877-704-4453 for U.S. callers or 1-201-389-0920 for international callers.

Replay

The webcast will also be archived on the Company’s website and a telephone replay of the call will be available through Friday, March 27, 2026, and can be accessed by dialing 1-844-512-2921 for U.S. callers or 1-412-317-6671 for international callers and by entering replay passcode: 13757434.

About Sachem Capital Corp

Sachem is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., one to three years), secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Loans are secured by mortgage liens on real estate and often are personally guaranteed by the principal(s) of the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities.

EXHIBIT 99.1
Earnings Release - Fiscal Year 2025
Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2025 filed with the U.S. Securities and Exchange Commission on March 12, 2026, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.

Investor & Media Contact:
Email: investors@sachemcapitalcorp.com

EXHIBIT 99.1
Earnings Release - Fiscal Year 2025
SACHEM CAPITAL CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	Years Ended
	December 31,
	2025	2024
Assets
Cash and cash equivalents	$ 10,924	$ 18,066
Investment securities (at fair value)	936	1,517
Loans held for investment (net of deferred loan fees of $2,230 and $1,950)	375,188	375,041
Allowance for credit losses	(11,510)	(18,470)
Loans held for investments, net of allowances for credit losses	363,678	356,571
Loans held for sale (net of valuation allowance of $— and $4,880)	—	10,970
Interest and fees receivable (net of allowance of $2,598 and $3,133)	4,116	3,768
Due from borrowers (net of allowance of $1,084 and $1,135)	6,978	5,150
Real estate owned (net of impairment of $1,110 and $465)	16,402	18,574
Investments in limited liability companies	39,132	53,942
Investments in developmental real estate, net	9,719	14,032
Property and equipment, net	3,160	3,222
Other assets	5,002	6,164
Total assets	$ 460,047	$ 491,976
Liabilities and Shareholders' Equity
Liabilities:
Notes payable (net of deferred financing costs of $1,905 and $3,713)	$ 171,349	$ 226,526
Senior secured notes payable (net of deferred financing costs of $3,427 and $—)	86,573	—
Repurchase agreements	—	33,708
Mortgage payable	917	1,002
Lines of credit	19,000	40,000
Accounts payable and accrued liabilities	3,255	4,377
Advances from borrowers	4,016	4,047
Below market lease intangible	—	665
Total liabilities	285,110	310,325
Commitments and contingencies – Note 14
Shareholders’ equity:
Preferred shares - $0.001 par value; 5,000,000 shares authorized; 3,332,000 and 2,903,000 shares designated as Series A Preferred Stock at December 31, 2025 and 2024, respectively; 2,312,758 and 2,306,748 shares of Series A Preferred Stock issued and outstanding at December 31, 2025 and 2024, respectively	2	2
Common stock - $0.001 par value; 200,000,000 shares authorized; 47,684,955 and 49,965,306 issued and outstanding at December 31, 2025 and 2024, respectively	48	47
Additional paid-in capital	257,905	256,956
Cumulative net earnings	41,826	35,518
Cumulative dividends paid	(124,844)	(110,872)
Total shareholders’ equity	174,937	181,651
Total liabilities and shareholders’ equity	$ 460,047	$ 491,976

EXHIBIT 99.1
Earnings Release - Fiscal Year 2025
SACHEM CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Years Ended
	December 31,
	2025	2024
Interest income from loans	$ 32,222	$ 43,154
Interest income from limited liability company investments	4,838	5,127
Interest expense and amortization of deferred financing costs	(25,390)	(27,798)
Net interest income	11,670	20,483
Provision for credit losses related to loans held for investment	(3,280)	(26,928)
Gain (loss) on sale of loans	121	(21,973)
Change in valuation allowance related to loans held for sale	1,014	(4,880)
Net interest income (loss) after provision for credit losses related to loans held for investment, gain (loss) on sale of loans, and changes in valuation allowance related to loans held for sale	9,525	(33,298)
Other income
Fee income from loans	5,978	8,594
Income from limited liability company investments	467	112
Other investment income	141	391
Gain on investment securities	1,566	178
Other income	1,726	122
Total other income	9,878	9,397
Operating expenses
Compensation and employee benefits	(7,661)	(6,824)
General and administrative expenses	(6,482)	(6,841)
Impairment loss on real estate owned	(1,060)	(492)
Gain on sale of investments in developmental real estate, real estate owned, and property and equipment, net	4,055	439
Other expenses	(1,947)	(1,952)
Total operating expenses	(13,095)	(15,670)
Net income (loss)	6,308	(39,571)
Preferred stock dividends	(4,472)	(4,304)
Net income (loss) attributable to common shareholders	1,836	(43,875)

Basic and diluted earnings (losses) per Common Share	$ 0.04	$ (0.93)
Basic and diluted weighted average Common Shares outstanding	46,893,413	47,413,012

EXHIBIT 99.1
Earnings Release - Fiscal Year 2025
SACHEM CAPITAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended
	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ 6,308	$ (39,571)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	2,202	2,456
Depreciation expense	525	372
Stock-based compensation	840	863
Provision for credit losses related to loans held for investment	3,280	26,928
Change in valuation allowance related to loans held for sale	(1,014)	4,880
(Gain) loss on sale of loans	(121)	21,973
Impairment loss on real estate owned	1,060	492
Gain on sale of investments in developmental real estate, real estate owned, and property and equipment, net	(4,055)	(439)
Gain on extinguishment of debt	(140)	—
Gain on investment securities	(1,566)	(178)
Deferred loan fees revenue	280	(2,697)
Changes in operating assets and liabilities:
Interest and fees receivable, net	(191)	2,476
Other assets	(766)	2,676
Due from borrowers, net	(3,681)	(1,431)
Accounts payable and accrued liabilities	(268)	1,041
Advances from borrowers	(31)	(6,951)
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,662	12,890

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	—	(7,767)
Proceeds from the sale of investment securities	2,147	43,888
Purchase of interests in limited liability companies	(6,447)	(18,271)
Proceeds from limited liability companies returns of capital	21,257	7,366
Proceeds from sale of real estate owned	7,511	1,624
Acquisitions of and improvements to real estate owned	—	(510)
Proceeds from sale of investments in developmental real estate and property and equipment	19,874	9
Purchase of property and equipment	(162)	(77)
Improvements in investment in rental real estate	(3,216)	(3,025)
Principal disbursements for loans	(151,776)	(134,298)
Principal collections on loans	140,162	190,971
NET CASH PROVIDED BY INVESTING ACTIVITIES	29,350	79,910

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	75,840	27,959
Repayments on lines of credit	(96,840)	(49,751)
Proceeds from repurchase agreements	11,693	19,055
Repayments of repurchase agreements	(45,401)	(11,808)
Repayment of mortgage payable	(85)	(79)
Dividends paid on Common Shares	(9,500)	(16,508)
Dividends paid on Series A Preferred Stock	(4,472)	(4,304)
Proceeds from issuance of Senior Secured Notes	90,000	—
Payment of deferred financing costs	(3,653)	—
Proceeds from issuance of common shares, net of expenses	—	2,049
Repurchase of Common Shares	—	(1,488)
Proceeds from issuance of Series A Preferred Stock, net of expenses	109	5,706
Repayment of notes payable	(56,845)	(58,163)
NET CASH USED IN FINANCING ACTIVITIES	(39,154)	(87,332)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,142)	5,468

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	18,066	12,598

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 10,924	$ 18,066